NONE OF THE SECURITIES TO WHICH THIS PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (THE "SUBSCRIPTION AGREEMENT") RELATES HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, NONE MAY BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

DEBT SETTLEMENT AND SUBSCRIPTION AGREEMENT

THIS DEBT SETTLEMENT AND SUBSCRIPTION AGREEMENT (the "Agreement") made as of the 1st day of July, 2009.

BETWEEN:	Ecologic Transportation, Inc. (the "Company")
20333 State Highway 249, Suite 200
Houston, Texas 77070

AND:	John L. Ogden (the "Subscriber")

WHEREAS:

A.                      The Subscriber wishes to subscribe for ________________ common shares in the capital stock of our Company (the “Shares”), at a deemed price of $0.50 per Share, for an aggregate cost of $_____________ (the “Subscription Proceeds”);

B.                      The Company is indebted to the Subscriber in the amount of $_____________ (the "Outstanding Amount”);

C.                      In lieu of receiving cash as payment of the Outstanding Amount, the Subscriber has agreed to accept the Shares as payment of the Outstanding Amount pursuant to the terms and conditions set forth in this Agreement; and

D.                      In lieu of receiving cash in payment of the Subscription Proceeds, the Company is willing to apply the Outstanding Amount in payment of the Subscription Proceeds.

NOW THEREFORE THIS AGREEMENT witnesses that, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.                      Interpretation

1.1                    In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing gender shall include all genders and words importing persons shall include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind whatsoever.

1.2                    Any reference to currency is to the currency of the United States of America unless otherwise indicated.

2.                      Acknowledgement of Indebtedness

2.1                    The Company and the Subscriber acknowledge and agree that the Company is indebted to the Subscriber in the amount of the Outstanding Amount.

3.                      Payment of Indebtedness

3.1                    As full and final payment of the Outstanding Amount to the Subscriber, and as payment of the Subscription Proceeds to the Company, the Company will on the Closing Date (as defined herein) issue to the Subscriber the Shares, as fully paid and non-assessable, and the Subscriber will accept the Shares as full and final payment of the Outstanding Amount.

4.                      Release

4.1                    The Subscriber hereby agrees that upon delivery of the Shares by the Company in accordance with the provisions of this Agreement, the Outstanding Amounts will be fully satisfied and extinguished, and the Subscriber will remise, release and forever discharge the Company and its respective directors, officers, employees, successors, solicitors, agents and assigns from any and all obligations relating to the Outstanding Amounts.

5.                      Documents Required from Subscriber

5.1                    The Subscriber must complete, sign and return to the Company an executed copy of this Agreement.

5.2                    The Subscriber must complete, sign and return to the Company an executed copy of Schedule A to this Agreement.

5.3                    The Subscriber must complete, sign and return to the Company an executed copy of Schedule B to this Agreement.

5.4                    The Subscriber shall complete, sign and return to the Company as soon as possible, on request by the Company, any documents, questionnaires, notices and undertakings as may be required by regulatory authorities, stock exchanges and applicable law.

6.                      Closing

6.1                    Closing of the offering of the Shares (the "Closing") shall occur on or before July 1, 2009, or on such other date as may be determined by the Company (the "Closing Date").

7.                      Acknowledgements of Subscriber

7.1                     The Subscriber acknowledges:

(a)

no agency, governmental authority, regulatory body, stock exchange or other entity has made any finding or determination as to the merit for investment of, nor have any such agencies or governmental authorities, regulatory bodies, stock exchanges or other entities made any recommendation or endorsement with respect to, the Shares;

(b)

the sale and delivery of the Shares is conditional upon such sale being exempt from the prospectus filing and registration requirements, and being exempt from the requirement to deliver an offering memorandum in connection with the distribution of the Shares under the applicable securities laws or upon the issuance of such orders, consents or approvals as may be required to permit such sale without the requirement of filing a prospectus or registration statement;

(c)

none of the Shares have been or will be registered under the 1933 Act or the securities laws of any state and the Shares may not be offered or sold, directly or indirectly, in the United States to, or for the account or benefit of, a U.S. Person or a person in the United States unless registered under the 1933 Act and the securities laws of all applicable states or unless an exemption from such registration requirements is available, and the Company has no obligation or present intention of filing a registration statement under the U.S. Securities Act in respect of any of the Shares ;

(d)

the Subscriber may not offer, sell or transfer the Shares within the United States or to, or for the account or benefit of, a U.S. Person, unless the Shares are registered under the 1933 Act and the securities laws of all applicable states or an exemption from such registration requirements is available;

(e)

the acquisition of the Shares has not been made through or as a result of any “general solicitation or general advertising” (as such terms are used in Rule 502(c) of Regulation D) the distribution of the Shares has not been accompanied by any advertisement, including, without limitation, in printed public media, radio, television or telecommunications, including electronic display, or as part of a general solicitation;

(f)

the certificates evidencing the Shares will bear a legend regarding restrictions on transfer as required pursuant to applicable Securities Laws, including applicable federal and state securities laws of the United States;

(g)

the Subscriber and the Subscriber's advisor(s) have had a reasonable opportunity to ask questions of and receive answers from the Company regarding the Offering, and to obtain additional information, to the extent possessed or obtainable without unreasonable effort or expense, necessary to verify the accuracy of the information contained in the Company Information, or any business plan, corporate profile or any other document provided to the Subscriber;

(h)

the books and records of the Company were available upon reasonable notice for inspection, subject to certain confidentiality restrictions, by the Subscriber during reasonable business hours at its principal place of business and that all documents, records and books pertaining to this Offering have been made available for inspection by the Subscriber, the Subscriber's attorney and/or advisor(s);

(a)

the Subscriber will indemnify and hold harmless the Company and, where applicable, its respective directors, officers, employees, agents, advisors and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Subscriber contained herein, the Agreement or in any other document furnished by the Subscriber to the Company in connection herewith, being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber to the Company in connection therewith;

(b)	neither the SEC nor any other securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares ;

(c)	no documents in connection with this Offering have been reviewed by the SEC or any state securities administrators;

(i)	there is no government or other insurance covering any of the Shares ;

(j)

the Company is relying on an exemption from the requirements to provide the Subscriber with a prospectus or registration statement and to sell securities through a person or company registered to sell securities under the securities laws or other applicable securities legislation and, as a consequence of acquiring Shares pursuant to this exemption, certain protections, rights and remedies provided by the securities laws or other applicable securities legislation including statutory rights of rescission or damages, will not be available to the Subscriber; and

(k)	no person has made to the Subscriber any written or oral representations:

(i) that any person will resell or repurchase the Shares;

(ii) that any person will refund the purchase price of the Shares; or

(iii) as to the future price or value of any of the Shares.

8.                      Representations, Warranties and Covenants of the Subscriber

8.1                    The Subscriber hereby represents and warrants to the Company (which representations and warranties shall survive the Closing) that:

(a)	the Subscriber is resident in the United States;

(b)	the Subscriber has received and carefully read this Agreement;

(c)

the Subscriber has the legal capacity and competence to enter into and execute this Subscription Agreement and to take all actions required pursuant hereto and, if the Subscriber is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been obtained to authorize execution and performance of this Subscription Agreement on behalf of the Subscriber;

(d)

the Subscriber (i) has adequate net worth and means of providing for its current financial needs and possible personal contingencies, (ii) has no need for liquidity in this investment, and (iii) is able to bear the economic risks of an investment in the Shares for an indefinite period of time, and can afford the complete loss of such investment;

(e)	the Subscriber is aware that an investment in the Company is speculative and involves certain risks, including the possible loss of the investment;

(f)

the entering into of this Subscription Agreement and the transactions contemplated hereby do not result in the violation of any of the terms and provisions of any law applicable to, or, if applicable, the constating documents of, the Subscriber, or of any agreement, written or oral, to which the Subscriber may be a party or by which the Subscriber is or may be bound;

(g)	the Subscriber has duly executed and delivered this Subscription Agreement and it constitutes a valid and binding agreement of the Subscriber enforceable against the Subscriber;

(h)

the Subscriber has the requisite knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment in the Shares and the Company, and the Subscriber is providing evidence of such knowledge and experience in these matters through the information requested in the Agreement;

(i)

the Subscriber understands and agrees that the Company and others will rely upon the truth and accuracy of the acknowledgements, representations and agreements contained in this Subscription Agreement, and agrees that if any of such acknowledgements, representations and agreements are no longer accurate or have been breached, the Subscriber shall promptly notify the Company;

(j)

all information contained in the Agreement is complete and accurate and may be relied upon by the Company, and the Subscriber will notify the Company immediately of any material change in any such information occurring prior to the closing of the purchase of the Shares ;

(k)

the Subscriber is purchasing the Shares for its own account for investment purposes only and not for the account of any other person and not for distribution, assignment or resale to others, and no other person has a direct or indirect beneficial interest is such Shares, and the Subscriber has not subdivided his interest in the Shares with any other person;

(l)

the Subscriber is not an underwriter of, or dealer in, the common shares of the Company, nor is the Subscriber participating, pursuant to a contractual agreement or otherwise, in the distribution of the Shares ;

(m)

the Subscriber has made an independent examination and investigation of an investment in the Shares and the Company and has depended on the advice of its legal and financial advisors and agrees that the Company will not be responsible in anyway whatsoever for the Subscriber's decision to invest in the Shares and the Company;

(n)

if the Subscriber is acquiring the Shares as a fiduciary or agent for one or more investor accounts, the investor accounts for which the Subscriber acts as a fiduciary or agent satisfy the definition of an "Accredited Investor", as the term is defined under Regulation D of the 1933 Act;

(o)

if the Subscriber is acquiring the Shares as a fiduciary or agent for one or more investor accounts, the Subscriber has sole investment discretion with respect to each such account, and the Subscriber has full power to make the foregoing acknowledgements, representations and agreements on behalf of such account;

(p)

the Subscriber is not aware of any advertisement of any of the Shares and is not acquiring the Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

(q)	no person has made to the Subscriber any written or oral representations:

	(i)	that any person will resell or repurchase any of the Shares ;

	(ii)	that any person will refund the purchase price of any of the Shares ;

	(iii)	as to the future price or value of any of the Shares; or

(iv)

that any of the Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Shares of the Company on any stock exchange or automated dealer quotation system.

8.2                    The Subscriber hereby covenants with the Company (which covenants shall survive the Closing) that:

(a)

the Subscriber understands and agrees not to engage in any hedging transactions involving any of the Shares unless such transactions are in compliance with the provisions of the 1933 Act and in each case only in accordance with applicable state and provincial securities laws;

(b)

the Subscriber will indemnify and hold harmless the Company and, where applicable, its respective directors, officers, employees, agents, advisors and shareholders from and against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all fees, costs and expenses whatsoever reasonably incurred in investigating, preparing or defending against any claim, lawsuit, administrative proceeding or investigation whether commenced or threatened) arising out of or based upon any representation or warranty of the Subscriber contained herein or in any document furnished by the Subscriber to the Company in connection herewith being untrue in any material respect or any breach or failure by the Subscriber to comply with any covenant or agreement made by the Subscriber to the Company in connection therewith; and

(c)

the Subscriber will not offer or sell any of the Shares in the United States or, directly or indirectly, to U.S. Persons except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the 1933 Act and in each case only in accordance with applicable state and provincial securities laws.

8.3                    In this Agreement, the term "U.S. Person" shall have the meaning ascribed thereto in Regulation S.

9.                      Representations and Warranties will be Relied Upon by the Company

9.1                    The Subscriber acknowledges that the representations and warranties contained herein are made by it with the intention that such representations and warranties may be relied upon by the Company and its legal counsel in determining the Subscriber's eligibility to purchase the Shares under applicable securities legislation, or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Shares under applicable securities legislation. The Subscriber further agrees that by accepting delivery of the certificates representing the Shares on the Closing Date, it will be representing and warranting that the representations and warranties contained herein are true and correct as at the Closing Date with the same force and effect as if they had been made by the Subscriber on the Closing Date and that they will survive the purchase by the Subscriber of Shares and will continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of such Shares.

10.                      Resale Restrictions

10.1                    The Subscriber acknowledges that any resale of the Shares will be subject to resale restrictions contained in the securities legislation applicable to each Subscriber or proposed transferee. The Subscriber acknowledges that the Shares have not been registered under the 1933 Act of the securities laws of any state of the United States. The Shares may not be offered or sold in the United States unless registered in accordance with United States federal securities laws and all applicable state and provincial securities laws or exemptions from such registration requirements are available.

10.2                    The Subscriber acknowledges that restrictions on the transfer, sale or other subsequent disposition of the Shares by the Subscriber may be imposed by securities laws in addition to any restrictions referred to in Section 10.1 above.

11.                      Acknowledgement and Waiver

11.1                    The Subscriber has acknowledged that the decision to purchase the Shares was solely made on the basis of publicly available information. The Subscriber hereby waives, to the fullest extent permitted by law, any rights of withdrawal, rescission or compensation for damages to which the Subscriber might be entitled in connection with the distribution of any of the Shares.

12.                      Legending and Registration of Subject Shares

12.1                    The Subscriber hereby acknowledges that a legend may be placed on the certificates representing any of the Shares to the effect that the Shares represented by such certificates are subject to a hold period and may not be traded until the expiry of such hold period except as permitted by applicable securities legislation.

12.2                    The Subscriber hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this Agreement.

13.                      Costs

13.1                    The Subscriber acknowledges and agrees that all costs and expenses incurred by the Subscriber (including any fees and disbursements of any special counsel retained by the Subscriber) relating to the purchase of the Shares shall be borne by the Subscriber.

14.                      Governing Law

14.1                    This Agreement is governed by the laws of the State of Nevada and the federal laws of the United States applicable therein.

15.                      Survival

15.1                    This Agreement, including without limitation the representations, warranties and covenants contained herein, shall survive and continue in full force and effect and be binding upon the parties hereto notwithstanding the completion of the purchase of the Shares by the Subscriber.

16.                      Assignment

16.1                    This Agreement is not transferable or assignable.

17.                      Execution

17.1                    The Company shall be entitled to rely on delivery by facsimile machine of an executed copy of this Agreement and acceptance by the Company of such facsimile copy shall be equally effective to create a valid and binding agreement between the Subscriber and the Company in accordance with the terms hereof.

18.                      Severability

18.1                    The invalidity or unenforceability of any particular provision of this Agreement shall not affect or limit the validity or enforceability of the remaining provisions of this Agreement.

19.                      Entire Agreement

19.1                    Except as expressly provided in this Agreement and in the agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to the sale of the Shares and there are no other terms, conditions, representations or warranties, whether expressed, implied, oral or written, by statute or common law, by the Company or by anyone else.

20.                      Notices

20.1                    All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Subscriber shall be directed to the address on the signature page of this Agreement and notices to the Company shall be directed to it at 20333 State Highway 249, Suite 200, Houston, Texas 77070, Attention the President, telephone number (281) 378-8029.

21.                      Counterparts

21.1                    This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall constitute an original and all of which together shall constitute one instrument.

DELIVERY INSTRUCTIONS

1.	Delivery - please deliver the certificates to:

2.	Registration - registration of the certificates which are to be delivered at closing should be made as follows:

(name)

(address)

3.

The undersigned hereby acknowledges that it will deliver to the Company all such additional completed forms in respect of the Subscriber's purchase of the Shares as may be required for filing with the appropriate securities commissions and regulatory authorities.

IN WITNESS WHEREOF the Subscriber has duly executed this Agreement effective as of the date first above mentioned.

(Name of Subscriber – Please type or print)

(Signature and, if applicable, Office)

(Address of Subscriber)

(City, State or Province, Postal Code of
Subscriber)

(Country of Subscriber)

A C C E P T A N C E

The above-mentioned Agreement in respect of the Shares is hereby accepted by ECOLOGIC TRANSPORTATION, INC.

DATED at ______________ effective the _____ day of __________________ , 2009.

Per:
Authorized Signatory

SCHEDULE A

TO: ECOLOGIC TRANSPORTATION, INC. (the “Issuer”) 20333 STATE HIGHWAY 249, SUITE 200, HOUSTON, TEXAS

______________________ Shares
US$0.50 per Share
The Subscriber owns, directly or indirectly, the following securities of the Issuer:

[Check if applicable] The Subscriber is [ ] an affiliate of the Issuer or [ ] a member of the professional group

The Subscriber directs the Issuer to issue, register and deliver the certificates representing the Shares as follows:

REGISTRATION INSTRUCTIONS	DELIVERY INSTRUCTIONS

Name to appear on certificate	Name and account reference, if applicable

Account reference if applicable	Contact name

Address	Address

Telephone Number

EXECUTED by the Subscriber this day of _____________ , 2009. By executing this Subscription Agreement, the Subscriber certifies that the Subscriber and any beneficial purchaser for whom the Subscriber is acting is resident in the jurisdiction shown as the “Address of Purchaser”.

WITNESS:	EXECUTION BY SUBSCRIBER:

X
Signature of Witness	Signature of individual (if Subscriber is an individual)

X
Name of Witness	Authorized signatory (if Subscriber is not an individual)

Address of Witness	Name of Subscriber (please print)

Name of authorized signatory (please print)

Accepted this day of ____________, 2009
ECOLOGIC TRANSPORTATION, INC.	Address of Subscriber (residence)

Per:
*Telephone Number
Authorized Signatory

*E-mail address

*Social Security/Insurance No./Gov ID No.:

*Required from all Subscribers

SCHEDULE B

UNITED STATES
ACCREDITED INVESTOR QUESTIONNAIRE

All capitalized terms herein, unless otherwise defined, have the meanings ascribed thereto in the Subscription Agreement.

This Questionnaire is for use by each Subscriber who is a US person (as that term is defined Regulation S of the United States Securities Act of 1933 (the “1933 Act”)) and has indicated an interest in purchasing Shares of the Issuer. The purpose of this Questionnaire is to assure the Issuer that each Subscriber will meet the standards imposed by the 1933 Act and the appropriate exemptions of applicable state securities laws. The Issuer will rely on the information contained in this Questionnaire for the purposes of such determination. The Securities will not be registered under the 1933 Act in reliance upon the exemption from registration afforded by Section 3(b) and/or Section 4(2) and Regulation D of the 1933 Act. This Questionnaire is not an offer of the Securities or any other securities of the Issuer in any state other than those specifically authorized by the Issuer.

All information contained in this Questionnaire will be treated as confidential. However, by signing and returning this Questionnaire, each Subscriber agrees that, if necessary, this Questionnaire may be presented to such parties as the Issuer deems appropriate to establish the availability, under the 1933 Act or applicable state securities law, of exemption from registration in connection with the sale of the Securities hereunder.

The Subscriber covenants, represents and warrants to the Issuer that it satisfies one or more of the categories of “Accredited Investors”, as defined by Regulation D promulgated under the 1933 Act, as indicated below: (Please initial in the space provide those categories, if any, of an “Accredited Investor” which the Subscriber satisfies.)

_____	Category 1

An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Securities, with total assets in excess of US $5,000,000.

_____	Category 2	A natural person whose individual net worth, or joint net worth with that person’s spouse, on the date of purchase exceeds US $1,000,000.

_____	Category 3

A natural person who had an individual income in excess of US $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of US $360,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

_____	Category 4

A “bank” as defined under Section (3)(a)(2) of the 1933 Act or savings and loan association or other institution as defined in Section 3(a)(5)(A) of the 1933 Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (United States); an insurance company as defined in Section 2(13) of the 1933 Act; an investment company registered under the Investment Company Act of 1940 (United States) or a business development company as defined in Section 2(a)(48) of such Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 361(c) or (d) of the Small Business Investment Act of 1958 (United States); a plan with total assets in excess of $5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 (United States) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors.

_____	Category 5	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940 (United States).

_X __	Category 6	A director or executive officer of the Issuer.

_____	Category 7

A trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the 1933 Act.

_____	Category 8	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories.

Note that prospective Subscriber claiming to satisfy one of the above categories of Accredited Investor may be required to supply the Issuer with a balance sheet, prior years’ federal income tax returns or other appropriate documentation to verify and substantiate the Subscriber’s status as an Accredited Investor.

If the Subscriber is an entity which initialled Category 8 in reliance upon the Accredited Investor categories above, state the name, address, total personal income from all sources for the previous calendar year, and the net worth (exclusive of home, home furnishings and personal automobiles) for each equity owner of the said entity:

The Subscriber hereby certifies that the information contained in this Questionnaire is complete and accurate and the Subscriber will notify the Issuer promptly of any change in any such information. If this Questionnaire is being completed on behalf of a corporation, partnership, trust or estate, the person executing on behalf of the Subscriber represents that it has the authority to execute and deliver this Questionnaire on behalf of such entity.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire as of the ___ day of _______________ , 2009.

If a Corporation, Partnership or Other Entity:	If an Individual:

Print of Type Name of Entity	Signature

Signature of Authorized Signatory	Print or Type Name

Type of Entity